Exhibit 99.1
GrowLife Strengthens Its Financial Position
Company announces new financing and acquisition intent in California

SEATTLE, Wash.--(BUSINESS WIRE)—May 5, 2016 -- GrowLife, Inc. (OTCBB: PHOT), one of the nation’s most recognized indoor cultivation service providers, today announced its intent to acquire Go Green Hydroponics, a Southern California hydroponic retailer, and new funding with investment firms to expand and better manage its financial needs.

“The 15c2-11 approval in mid-February has given GrowLife the ability to negotiate more flexible financing terms for expansion, working capital and efficiently reduce its debt, thus improving the Company’s financial position and opportunity to grow once again,” stated Marco Hegyi, GrowLife President and CEO. Mr. Hegyi continued, “the financing includes a new investment firm, Chicago Venture Partners, and has instilled greater confidence in GrowLife from the Company’s senior secured lender, TCA Global Credit Fund, so as to remove the default overhang with forbearance and enabling GrowLife to better service and retire its credit debt over time.”

GrowLife also announced a non-binding letter of intent to acquire Go Green Hydroponics, a California hydroponics supply retailer, which has established a respected reputation among its customers over its seven-year history. Mr. Hegyi explained “it is exciting to finally start the acquisition expansion process. Go Green’s 2015 revenue, combined with GrowLife’s 2015 sales, would double our 2015 revenue. However, it is the return to California with a strong and successful retail operation that provides GrowLife the strategic presence in a market, which can surpass the legalization of Colorado in 2014, that is most exciting.” There is no guarantee that the Company will close the acquisition of Go Green.

For more information about GrowLife, please visit: www.growlifeinc.com. Additional commentary on the Company as well as the industry is also provided on Mr. Hegyi’s blog. Specific financials and corporate actions on GrowLife (OTCBB: PHOT), can be found in the filings at the SEC website.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) (www.growlifeinc.com) aims to become the nation’s largest cultivation service provider for cultivating organics, herbs and greens and plant-based medicines.  Our mission is to best serve more cultivators in the design, build-out and expansion of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of local representatives, regional centers and its e-Commerce team, GrowLife provides essential goods and services including media (farming soil), industry-leading hydroponics equipment, plant nutrients, and thousands more products to specialty grow operations in 17 states. GrowLife is headquartered in Seattle, WA and was founded in 2012.

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife's filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Marco Hegyi
GrowLife, Inc.
Media Relations:
GrowLife Investor Relations
866-781-5559
info@growlifeinc.com